EXHIBIT 10.1

Form of asset CONTRIBUTION AGREEMENT

This Asset Contribution Agreement (this “Agreement”) is made as of [●], 2025, by and among CloudFirst Technologies Corporation, a Delaware corporation (the “Selling Entity”), Flagship Solutions, LLC, a Florida Limited Liability Company (“Flagship”), Secure Infrastructure & Services LLC, a New York limited liability company (“SIAS”), Data Storage Corporation, a Nevada corporation (“Parent” and, together with the Selling Entity, Flagship and SIAS, the “Contributing Parties” and each, a “Contributing Party”), and DTST Sub, LLC, a Delaware limited liability company (the “Company”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Purchase Agreement (as defined below).

RECITALS

A.       Parent is the current owner and holder of all of the issued and outstanding Equity Interests of the Selling Entity and Flagship, and the Selling Entity is the current owner and holder of all of the issued and outstanding Equity Interests of the Company and SIAS.

B.       Parent, the Selling Entity, the Company and Total Server Solutions Holdings, LLC, a Delaware limited liability company (the “Purchaser”), are parties to that certain Unit Purchase Agreement, dated as of July 11, 2025 (the “Purchase Agreement”), pursuant to which, subject to the terms and conditions set forth therein, the Purchaser shall acquire all of the outstanding Equity Interests of the Company.

C.       The Selling Entity operates the Business, and as contemplated by the Purchase Agreement, immediately prior to the consummation of the Closing under the Purchase Agreement, the Contributing Parties desire to contribute, transfer and assign to the Company, and the Company desires to receive and assume, respectively, the Contributed Assets and Assumed Liabilities (as defined below) relating to the Business, subject to the terms and conditions set forth in this Agreement.

AGREEMENT

In consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, including the transactions contemplated by the Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1.            Contributing Party Representations. Each of the Contributing Parties hereby makes the following representations and warranties as of the date hereof and the Effective Time (as defined below).

(a)       Existence and Qualification. Each Contributing Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. Each Contributing Party has the full corporate or limited liability company power and authority to own, lease and operate its property and assets and carry on its business as now being conducted. Each Contributing Party is duly qualified or licensed to do business as a foreign company, in good standing in all jurisdictions in which the character or the location of the assets owned, leased or used by it or the nature of the business conducted by it requires such licensing or qualification, except where failure to have the approvals or to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect as defined in the Purchase Agreement. The Organizational Documents of each Contributing Party are in full force and effect and such Contributing Party is not in breach or violation of any of its Organizational Documents.

(b)      Authority; Validity. Each Contributing Party has all requisite limited corporate or liability company power and authority necessary to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or limited liability company and/or other action in respect thereof by the Contributing Parties. This Agreement has been duly executed and delivered by each Contributing Party and constitutes the legal, valid and binding obligations thereof, enforceable against it in accordance with their respective terms except as such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or general principles of public policy.

(c)       No Conflicts. Except as set forth in the Company Disclosure Schedule, (i) no Contributing Party is required to give any notice to, or obtain any Approval in connection with, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, and (ii) the execution and delivery of this Agreement and all agreements, documents and instruments executed and delivered by the Contributing Parties, the contribution and delivery of the Contributed Assets and other transactions contemplated by this Agreement, do not and will not: (A) violate or constitute a default (whether after the giving of notice, lapse of time or both) or loss of benefit under any Contract or obligation to which any Contributing Party is a party or by which their assets are bound, or any provision of the Organizational Documents of any Contributing Party, or cause the creation of any Encumbrance upon any of the assets of any Contributing Party; (B) violate, conflict with or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any Legal Requirement applicable to any Contributing Party; or (C) violate or constitute a default (whether after the giving of notice, lapse of time or both) under, accelerate any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which any Contributing Party or any of their Subsidiaries is a party or by which any Contributing Party, is bound.

(d)       Title; Sufficiency of Assets. Each Contributing Party has good and marketable title to the Contributed Assets being contributed by such Contributing Party pursuant to this Agreement, in each case free and clear of restrictions on or conditions to transfer or assignment, and free and clear of any and all Encumbrances. The Contributed Assets are adequate and sufficient for the current operations of the Businesses as currently conducted and as was conducted over the prior twelve (12) months, and the Contributed Assets constitute all of the assets used (or held for use) in the conduct of the Businesses.

(e)       Brokers and Finders. There is no agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of any Contributing Party in connection with the negotiation, execution or performance of this Agreement that is or will be entitled to any brokerage or finder’s or similar fee or other commission as a result of this Agreement or the transactions contemplated hereby.

2.            Company Representations. The Company hereby makes the following representations and warranties as of the date hereof and the Effective Time:

(a)       The Company has the power, capacity and authority to execute this Agreement and to carry out the transactions contemplated hereby. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)       The execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby have been duly authorized and approved by the Company. No other action on the part of the Company is required and no consent or other action from any third party, is required to be obtained by the Company in connection herewith.

(c)       This Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms except as such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or general principles of public policy.

3.           Contribution of Assets. Effective as of immediately prior to, but subject to the consummation of, the Closing (the “Effective Time”), each of the Contributing Entities hereby contributes, conveys, transfers, assigns and delivers to the Company all of such Contributing Entity’s right, title and interest in and to all of the Contributed Assets held thereby, free and clear of all Encumbrances, and the Company accepts, acquires and takes assignment and delivery of, all right, title and interest in and to the Contributed Assets, excluding, for the avoidance of doubt, the Excluded Assets.

4.            Assumed Contracts; Identified Contracts. In furtherance of the foregoing Section 3, effective as of the Effective Time, each Contributing Party hereby assigns all of such Contributing Party’s rights and interests under the Contracts which are listed beneath such Contributing Party’s name on Schedule 4 of this Agreement (the “Assumed Contracts”), and the Company hereby accepts such assignment and assumes such rights and interests under such Assumed Contracts and agrees to be bound by the terms and conditions thereof. To the extent any Contract relating to the Business to which any Contributing Party is a party is not assumed by the Company as an Assumed Contract pursuant to this Section 4 and is subsequently determined by the Company to be necessary to, or desirable for, the conduct of the Business following the Closing or is otherwise to be assumed by the Company automatically pursuant to the terms hereof (each, an “Identified Contract”), then the Contributing Parties and the Company shall take such actions reasonably required to assign such Identified Contracts to the Company. Any Contracts so assumed by the Company in accordance with the foregoing sentence shall be deemed to be “Assumed Contracts” for all purposes under this Agreement from and after the date of its actual assumption.

5.             Contributed Assets; Excluded Assets. For purposes of this Agreement, the term “Contributed Assets” shall mean, collectively, all right, title and interest in and to all of the assets properties, rights and claims (a) owned by either the Selling Entity, SIAS or Flagship or (b) used in connection with the Business and owned by Parent, including each of the Assumed Contracts (and each Identified Contract that becomes an Assumed Contract in accordance herewith); provided, that the Contributed Assets shall, in addition to the Assumed Contracts, include, without limitation, the assets listed on Schedule 5A; provided further that the term Contributed Assets shall not include (i) any Contract which is not explicitly identified as an Assumed Contract (other than Identified Contracts that become Assumed Contracts in accordance herewith as of the effective time such Identified Contracts are actually so assumed), or (ii) any of the assets listed on Schedule 5B of this Agreement (such Contracts described in clause (i) and such listed assets, collectively, the “Excluded Assets”), which Excluded Assets shall be retained by the applicable Contributing Party.

6.             Assumed Liabilities; Excluded Liabilities. Effective as of the Effective Time, the Company hereby assumes and agrees to perform and discharge solely those liabilities or obligations which (a) both (i) are to be performed or discharged after the Closing, and (ii) arise under the Assumed Contracts with respect to operations of the Business after the Closing (including, but solely as of the date of its assumption, any Identified Contract that becomes an Assumed Contract) and do not arise out of any breach of contract, warranty, tort or violation of law by a Contributing Party, or (b) are explicitly set forth on (and, if applicable, in the amounts set forth on) Schedule 6, if any (collectively, the “Assumed Liabilities”). The Contributing Parties agree and acknowledge that no other liabilities or obligations of any Contributing Party, including any debt, are being assumed by the Company hereunder or otherwise (including any and all obligations not under the Assumed Contracts and any and all obligations arising on or prior to the Effective Time) (collectively, “Excluded Liabilities”). For avoidance of doubt, any liability or obligation relating to any Contributing Party’s employees and/or contractors on or prior to the Closing (including in connection with termination of their employment by any Contributing Party) shall constitute an Excluded Liability and be retained by such Contributing Party. Except for the Assumed Liabilities, the Contributing Parties shall retain, pay and discharge when due, all liabilities or obligations of the Contributing Parties, and/or the Business of any kind or nature, known or unknown, accrued, absolute, contingent or otherwise, whatsoever and no such liabilities or obligations shall ever be deemed to be liabilities or obligations of the Company.

7.            Company hereby grants to Parent a limited, royalty-free, non-transferable, non-sublicensable (except for the express purpose set forth below) license to the trademark CLOUDFIRST (U.S. Registration No. 7751832) (the “Trademark”) solely for the purpose of providing Parent a license that it can sublicense to CloudFirst Technology Solutions, Inc. (“TM Seller”) in order to allow Parent to fully and completely satisfy its obligations to provide a limited license to TM Seller pursuant to the terms of that certain Trademark Purchase Agreement (“TM Purchase Agreement”) dated July 8, 2025, by and between Parent and TM Seller as in effect on such date (provided that the scope of the license hereunder shall not be modified as a result of any amendment, waiver or modification of the TM Purchase Agreement unless such amendment, modification or waiver is approved in writing by the Company following the date hereof). For avoidance of doubt, the duration of such license grant from the Company to Parent shall be coterminous with Parent’s licensing obligations set forth in the TM Purchase Agreement. For purposes of clarification, Parent shall have the full and unfettered right to sublicense the Trademark to TM Seller as set forth under the TM Purchase Agreement, with the Company and Parent fully acknowledging that the Company has merely acquired the Trademark and has not assumed the TM Purchase Agreement itself, which remains with Parent. Parent shall exercise no less quality control as it relates to the Trademark than that which is memorialized in the TM Purchase Agreement. Parent hereby covenants and agrees to, at the request and expense of the Company, exercise and enforce any of Parent’s rights under the TM Purchase Agreement as reasonably directed by the Company and, at the request of Purchaser, to assign to the Company, for no additional consideration, the TM Purchase Agreement and any of Parent’s rights and interests and obligations thereunder arising from and after such assignment.

8.            Further Assurances; Non-Assignable Contracts.

(a)       The Contributing Parties hereby agree to execute and deliver, at the request of the Company and without further consideration, such further instruments of conveyance, transfer and assignment and take such other action as reasonably may be necessary to further effectuate the transactions contemplated by the Agreement, including any release, instruments of assignment or transfer or recordation and/or consent instruments and any assignment of an Identified Contract to the Company. Without limiting the foregoing, if, after Closing, (i) any Contributing Party receives or collects any funds in respect of any Contributed Asset or in respect of any services performed by the Company, such Contributing Party will remit such funds to the Company within five (5) Business Days after its receipt thereof and (ii) the Company receives or collects any funds in respect of any Excluded Asset, the Company will remit such funds to the applicable Contributing Party within five (5) Business Days after its receipt thereof. To the extent requested by the Company, each Contributing Party shall direct all funds payable in respect of any invoice of the Business following the Closing, to such bank account(s) as designated by the Company.

(b)       Notwithstanding Section 4, this Agreement shall not constitute an agreement to, and no Contributing Party shall be required to, contribute, convey, assign, transfer or deliver, directly or indirectly, any Assumed Contract or any claim or right arising under or resulting from such Assumed Contract if any contribution, assignments, conveyance or transfer thereof (or any attempt to do any of the foregoing) requires the Approval of a third party or any Governmental Body therefor, and such Approval has not been obtained prior to the Effective Time (collectively, the “Non-Assignable Contracts”) unless and until such Approval has been obtained (unless otherwise mutually agreed by the Company and the Parent). Following the Effective Time, (i) the Company and each Contributing Party shall use commercially reasonable efforts and cooperate with each other to obtain at the earliest practicable date, any Approvals (provided that the Company shall not be obligated to pay any consideration to any third party from whom Approval is requested) required to contribute, convey, assign, transfer or deliver any Non-Assignable Contracts, (ii) the applicable Contributing Party will provide the Company, to the fullest extent practicable, with the economic and operational equivalent of the assignment of such Non-Assignable Contract as of the Effective Time, including by establishing an agency type or similar arrangement under which the Company or any designated Affiliate would obtain the claims, rights, and benefits and assume the corresponding liabilities and obligations thereunder (including by means of any subcontracting, sublicensing or subleasing arrangement), in each case, to the extent reasonable and lawful and (iii) each applicable Contributing Party will exercise, enforce and exploit, only at the direction of and for the benefit of the Company, any and all claims, rights and benefits of such Contributing Party arising in connection with such Non-Assignable Contract. To the extent that the Company is provided the rights and benefits of any Contributing Party under a Non-Assignable Contract pursuant to this Section 7(b), (x) the Company shall perform for the benefit of the other parties thereto the obligations of the applicable Contributing Party thereunder and pay, discharge and satisfy any related liabilities or obligations of the applicable Contributing Party thereunder, and (y) the applicable Contributing Party shall hold in trust for and pay to the Company promptly upon receipt thereof, all income, proceeds and other monies received by such Contributing Party to the extent related to such Non-Assignable Contract in connection with the arrangements under this Section 7(b).

9.            Bulk Sales Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar laws of any jurisdiction that may otherwise be applicable with respect to the contribution of any or all of the Contributed Assets to the Company, it being understood that any liabilities arising out of any failure to comply with the requirements and provisions of any bulk sales, bulk transfer or similar laws of any jurisdiction shall be treated as Excluded Liabilities.

10.           Tax. The parties acknowledge that no U.S. tax election has been made on the Company and the Company has its default tax classification as a disregarded entity for U.S. tax purposes. The parties intend that the transactions contemplated by this Agreement will be a non-taxable disregarded event for federal income tax purposes, and for tax reporting purposes the parties agree to report such transactions as such.

11.           Miscellaneous. This Agreement, together with the Purchase Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties with respect to the subject matter hereof; and this Agreement may not be modified or changed or any provision hereof waived except by an instrument or instruments in writing signed by the Parent, the Company and, prior to the Closing, the Purchaser. Each party hereto acknowledges and agrees that the Purchaser is a third-party beneficiary of this Agreement and shall be entitled to enforce the provisions herein to the same extent as if it were a party hereto. All costs and expenses incurred in connection with this Agreement shall be the responsibility of the Contributing Parties and treated as Excluded Liabilities. This Agreement may not be assigned by any Contributing Party without the prior written consent of the Company and, prior to the Closing, the Purchaser. The representations and warranties set forth in this Agreement shall survive the Effective Time and the Closing, and the covenants set forth in this Agreement shall survive until they have been performed or satisfied or until their expiration in accordance with their terms. The provisions of Sections 9.02 (Notices), 9.06 (Severability), 9.07 (Governing Law), 9.08 (Consent to Jurisdiction; Dispute Resolution; Venue), 9.09 (Waiver of Jury Trail), 9.10 (Arbitration), 9.11 (Counterparts; Facsimile Signatures) and 9.13 (Specific Performance; Injunctive Relief) of the Purchase Agreement are hereby incorporated herein by reference mutatis mutandis.

[signature page follows]

IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed as of the Closing Date.

CONTRIBUTING PARTIES:

CloudFirst Technologies Corporation

By:
Name:
Title:

Data Storage Corporation

By:
Name:
Title:

Flagship Solutions, LLC

By:
Name:
Title:

Secure Infrastructure & Services LLC

By:
Name:
Title:

COMPANY:

DTST Sub, LLC

By:
Name:
Title: